EXHIBIT 99.2

AUDITED FINANCIAL INFORMATION OF INNOZEN, INC. AS OF DECEMBER 31, 2006 AND 2005 AND FOR THE YEARS THEN ENDED.


                                  INNOZEN, INC.

                              FINANCIAL STATEMENTS

                                   YEARS ENDED
                           DECEMBER 31, 2006 AND 2005

                                  INNOZEN, INC.

                              FINANCIAL STATEMENTS


                     YEARS ENDED DECEMBER 31, 2006 AND 2005




                                    CONTENTS

                                                                            PAGE


Independent Auditors' Report...................................................1

Balance Sheets.................................................................2

Statements of Operations ......................................................3

Statements of Stockholders' Equity (Deficit) ..................................4

Statements of Cash Flows.......................................................5

Notes to Financial Statements..................................................6

                                      GH&J
                            GREEN HASSON & JANKS LLP
                           BUSINESS ADVISORS AND CPAs



                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Innozen, Inc.


We have audited the accompanying balance sheets of Innozen, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innozen, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                                                     /s/ Green Hason & Janks LLP


August 7, 2007
Los Angeles, California



                                        INNOZEN, INC.

                                        BALANCE SHEETS


                              ASSETS                                      December 31
                                                                  --------------------------
                                                                     2006          2005
                                                                  -----------    -----------
CURRENT ASSETS:
Cash and Cash Equivalents                                         $   320,217    $ 1,006,231
Accounts Receivable - Trade (Net of Allowance for                      49,814        107,827
Doubtful Accounts of $2,000 in 2006 and 2005)
Royalty and License Fee Receivables                                    50,420        275,879
Inventory                                                             387,240        148,764
Other Current Assets                                                   41,641         38,945
                                                                  -----------    -----------
   TOTAL CURRENT ASSETS                                               849,332      1,577,646

PROPERTY AND EQUIPMENT (NET)                                          496,743        445,777

OTHER ASSETS:
Intangible Assets                                                     130,763         56,429
Other Assets                                                           17,500         17,500
                                                                  -----------    -----------
   TOTAL OTHER ASSETS                                                 148,263         73,929
                                                                  -----------    -----------
   TOTAL ASSETS                                                   $ 1,494,338    $ 2,097,352
                                                                  ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Notes Payable                                                     $   577,100    $        --
Current Maturities of Obligations Under Capital Leases                184,517        120,372
Accounts Payable and Accrued Expenses                                 455,309        110,556
Related Party Payables                                                158,285         58,285
Deferred Revenue                                                      469,750         75,000
                                                                  -----------    -----------
   TOTAL CURRENT LIABILITIES                                        1,844,961        364,213
OTHER LIABILITIES:
Obligations Under Capital Leases                                      202,833        260,297
Deferred Revenue                                                      512,500        587,500
                                                                  -----------    -----------
   TOTAL OTHER LIABILITIES                                            715,333        847,797
                                                                  -----------    -----------
   TOTAL LIABILITIES                                                2,560,294      1,212,010
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Convertible Preferred Stock - Series a - $0.0001 Par Value,
   8,000,000 Shares Authorized; 6,950,826 and 6,701,274
   Shares Issued and Outstanding in 2006 and 2005,
   Respectively (Liquidation Preference of $3,055,850)                    695            670
Common Stock - $0.0001 Par Value, 26,000,000 Shares
   Authorized; 14,000,000 Shares Issued and Outstanding                 1,400          1,400
Additional Paid-in-capital                                          5,607,755      5,605,284
Accumulated Deficit                                                (6,675,806)    (4,722,012)
                                                                  -----------    -----------
     Total Stockholders' Equity (Deficit)                          (1,065,956)       885,342
                                                                  -----------    -----------
   Total Liabilities and Stockholders'
     Equity (Deficit)                                             $ 1,494,338    $ 2,097,352
                                                                  ===========    ===========



          the Accompanying Notes are an Integral Part of These Financial Statements

                                  INNOZEN, INC.

                            STATEMENTS OF OPERATIONS


                                                      Years Ended December 31
                                                   -----------------------------
                                                      2006              2005
                                                   -----------      -----------
SALES:
Gross Sales                                        $   725,300      $   540,042
Incentives and Promotional Discounts                  (288,780)        (173,917)
                                                   -----------      -----------
     NET SALES                                         436,520          366,125
COST OF GOODS SOLD                                     466,812          721,495
                                                   -----------      -----------
     GROSS LOSS                                        (30,292)        (355,370)
ROYALTY INCOME                                         261,280          303,491
LICENSING INCOME                                       125,000          203,000
                                                   -----------      -----------
     TOTAL INCOME                                      355,988          151,121
OPERATING EXPENSES:
Research and Development Expenses                      114,472          199,426
Manufacturing Development Expenses                     281,202           67,921
Selling Expenses                                       472,141          391,767
General and Administrative Expenses                  1,439,846          980,926
                                                   -----------      -----------
     TOTAL OPERATING EXPENSES                        2,307,661        1,640,040
                                                   -----------      -----------
     LOSS FROM OPERATIONS                           (1,951,673)      (1,488,919)
OTHER INCOME (EXPENSE):
Interest Expense                                       (38,990)          (2,979)
Interest Income                                         11,635           25,114
Other Income                                            26,034           49,725
                                                   -----------      -----------
     TOTAL OTHER INCOME (EXPENSE)                       (1,321)          71,860
                                                   -----------      -----------
     LOSS BEFORE PROVISION
                FOR INCOME TAXES                    (1,952,994)      (1,417,059)
Provision for Income Taxes                                 800              800
                                                   -----------      -----------
     NET LOSS                                      $(1,953,794)     $(1,417,859)
                                                   ===========      ===========



    The Accompanying Notes are an Integral Part of These Financial Statements

                                                            INNOZEN, INC.

                                            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                               YEARS ENDED DECEMBER 31, 2006 AND 2005


                                     Convertible Preferred Stock -
                                               Series A               Common Stock
                                     ---------------------------------------------------   Additional                  Stockholders'
                                      Number of                  Number of                   Paid-In     Accumulted        Equity
                                       Shares        Amount        Shares      Amount        Capital       Deficit       (Deficit)
                                     -----------   ----------   -----------   ----------   -----------   -----------    -----------
Balance at January 1, 2005                    --   $       --    14,000,000   $    1,400   $ 2,662,350   $(3,304,153)   $  (640,403)
Conversion of Notes Payable to
  Convertible Preferred Stock -        1,250,004          125            --           --       549,875            --        550,000
  Series A
Issuance of Convertible Preferred      5,445,588          544            --           --     2,393,003            --      2,393,547
  Stock - Series A
Preferred Stock - Series A Issued          5,682            1            --           --            56            --             57
  Pursuant to Exercise of Warrants
Net Loss                                      --           --            --           --            --    (1,417,859)    (1,417,859)
                                     ----------------------------------------------------------------------------------------------
 BALANCE AT DECEMBER 31, 2005          6,701,274          670    14,000,000        1,400     5,605,284    (4,722,012)       885,342
                                                      249,552            25           --            --         2,471          2,496
Preferred Stock - Series a Issued
  Pursuant to Exercise of Warrants
Net Loss                                      --           --            --           --            --    (1,953,794)    (1,953,794)
                                     ----------------------------------------------------------------------------------------------
 BALANCE AT DECEMBER 31, 2006          6,950,826   $      695    14,000,000   $    1,400   $ 5,607,755   $(6,675,806)   $(1,065,956)
                                     ==============================================================================================





                              The Accompanying Notes are an Integral Part of These Financial Statements

                                      INNOZEN, INC.

                                STATEMENTS OF CASH FLOWS


                                                                     DECEMBER 31
                                                             --------------------------
                                                                2006           2005
                                                             -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                     $(1,953,794)   $(1,417,859)
Adjustments to Reconcile Net Loss to
  Net Cash Used in Operating Activities:
    Depreciation and Amortization                                 79,654          1,876
    (Increase) Decrease In:
      Accounts Receivable - Trade                                 58,013        (15,461)
      Royalty and License Fee Receivables                        225,459       (103,765)
      Inventory                                                 (238,476)       (28,324)
      Other Current Assets                                        (2,696)       (36,375)
      Other Assets                                                    --        (17,500)
    Increase (Decrease) In:
      Accounts Payable and Accrued Expenses                      362,180        (48,352)
      Related Party Payables                                     100,000         70,285
      Deferred Revenue                                           319,750        212,500
                                                             -----------    -----------
      NET CASH USED IN OPERATING ACTIVITIES                   (1,049,910)    (1,382,975)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment                                   --        (51,373)
Acquisition of Intangible Assets                                 (74,334)       (48,859)
                                                             -----------    -----------
      NET CASH USED IN INVESTING ACTIVITIES                      (74,334)      (100,232)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds From Notes Payable                                      577,100             --
Payments On Capital Lease Obligations                           (141,366)        (9,592)
Proceeds Received From Issuance of Convertible
  Preferred Stock - Series A                                       2,496      2,393,604
                                                             -----------    -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                  438,230      2,384,012
                                                             -----------    -----------
      NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      (686,014)       900,805
Cash and Cash Equivalents - Beginning of Year                  1,006,231        105,426
                                                             -----------    -----------
      CASH AND CASH EQUIVALENTS- END OF YEAR                 $   320,217    $ 1,006,231
                                                             ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year for Interest                       $    38,990    $     2,979
SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES:
Property and Equipment Acquired With                         $   148,047    $   390,261
   Capital Lease Obligations
Notes Payable Converted Into Convertible                              --        550,000
   Preferred Stock - Series A



        the Accompanying Notes are an Integral Part of These Financial Statements

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   NATURE OF OPERATIONS

            Innozen, Inc. (the company) was incorporated under the laws of the State of Delaware on May 30, 2002. The company discovers, develops, and markets, or out licenses, innovative over-the-counter (OTC) health products. The company's goal is to develop high-quality OTC products that successfully treat common consumer health problems while minimizing the risk of side effects and is considered by many to be the preeminent formulator and developer of thin film-strips that deliver drug actives. The company maintains a drug research and development facility and a manufacturing plant in Woodland Hills, California.

      (b)   MANAGEMENT'S USE OF ESTIMATES

            The preparation of financial statements in accordance with generally accepted accounting principles requires management to use certain estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses during the reporting period. Although management believes its estimates are appropriate, changes in assumptions utilized in preparing such estimates could cause these estimates to change sometime in the future.

      (c)   CASH AND CASH EQUIVALENTS

            The company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and cash equivalents.

            The company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

      (d)   TRADE AND OTHER RECEIVABLES

            Receivables are recorded when billed or accrued and represent claims against third parties that will be settled in cash. The carrying value of receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The company performs periodic credit evaluation of its customers and generally does not require collateral. The allowance for doubtful accounts is estimated based on historical collection trends, type of customer, the age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectibility of those balances and the allowance is adjusted accordingly. Past due receivable balances are written-off when internal collection efforts have been unsuccessful in collecting the amount due.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      (e)   INVENTORY

            Inventory consists of raw materials, work-in-process and finished goods at December 31, 2006 and raw materials and finished goods at December 31, 2005. Inventory is stated at the lower of cost or market using the first-in, first-out method.

      (f)   PROPERTY AND EQUIPMENT

            Property and equipment is recorded at cost, net of related accumulated depreciation. Depreciation has been provided using the straight-line method, based upon the following estimated useful lives:

                   Capital Lease Equipment                               5 Years
                   Leasehold Improvements                               39 Years
                   Computer Equipment and Software                   3 - 5 Years

            Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized.

      (g)   INTANGIBLE ASSETS

            The company evaluates long-lived assets and certain identifiable intangibles, other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future cash flows is less than the carrying amount of the asset, in which case a write-down is recorded to reduce the related asset to its estimated value. No such impairment losses have been recognized during the years ended December 31, 2006 and 2005.

            Intangible assets subject to amortization would be amortized by use of the straight-line method over their estimated useful lives as follows:

                   Patents                                              20 Years

      (h)   REVENUE RECOGNITION

            Revenue is recognized on sale of licensed products when title has transferred.

            License fees received up-front in exchange for the right to use assets are recognized over the term of the licensing agreement. Royalties ranging from 5% to 8% are based on actual sales of licensed products which are recognized when reported as earned.

            Deferred revenue is comprised of advance payments received under various licensing, royalty and manufacturing agreements, the terms of which range from five to fifteen years. The payments are not creditable against royalties and are generally nonrefundable. At December 31, 2006 and 2005, the company had received $982,250 and $662,500, respectively, of such advance payments.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      (i)   CUSTOMER REBATES AND INCENTIVES

            The company offers various rebates and incentives to its customers based on customer sales volumes and advertising plans. The amounts incurred are subject to changes in market conditions, customer marketing strategies and changes in the profitability or sell-through of the related merchandise. These rebates and incentives are offered at the later of the date at which the related revenue is recognized or the date at which the rebate or incentive is offered and are recorded as reductions of sales in accordance with EITF-01-09.

      (j)   RESEARCH AND DEVELOPMENT COSTS

            Research and development costs are charged to operations when incurred. The amounts charged to operations during the years ended December 31, 2006 and 2005 were $114,472 and $199,426, respectively.

      (k)   ADVERTISING

            The company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2006 and 2005 were $303,391 and $305,695, respectively.

      (l)   SHIPPING AND HANDLING FEES AND COSTS

            Shipping and handling costs associated with inbound freight are included with cost of goods sold. Shipping and handling costs associated with outbound freight are included in operating expenses and totaled $116,681 and $46,176 for the years ended December 31, 2006 and 2005, respectively.

      (m)   INCOME TAXES

            Income taxes are provided based on income reported in the financial statements adjusted for transactions that do not enter into the computation of income taxes payable.

            Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying currently enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

      (n)   STOCK-BASED COMPENSATION

            The company accounts for stock transactions with non-employees under the provisions of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. Transactions in which goods or services are the consideration received for the issuance of equity stock are accounted for based on the fair value of the consideration received or the fair value of the equity stock issued, whichever is more reliably measurable.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      (n)   STOCK-BASED COMPENSATION (continued)

            The company also accounts for stock transactions with employees under the provisions of SFAS No. 123(R), which became effective for reporting periods beginning after December 15, 2005. Under SFAS No. 123(R), the cost of services received from employees in exchange for awards of share-based compensation is generally measured based on the grant-date fair value of the equity instruments issued. However, the company shall continue to account for any portion of awards outstanding at the date of initial application of SFAS No. 123(R), using the accounting principles originally applied to those awards. As such, the company has continued to apply the provisions of APB opinion 25, Accounting for Stock Issued to Employees, to awards outstanding prior to January 1, 2006. In terms of APB Opinion 25, compensation costs for stock options, if any, are measured as the excess of the market price of the company stock at the date of grant over the amount an employee must pay to acquire the stock. No accounting recognition is given to stock options granted at or above fair market value until the options are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to stockholders' equity.

      (o)   RECENT ACCOUNTING PRONOUNCEMENT

            In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 (FIN 48), "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement 109." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken, or expected to be taken, on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN 48, these will be accounted for as an adjustment to retained earnings. The company expects to adopt FIN 48 in the first quarter of 2007 and has not currently determined the impact of FIN 48 on its financial position and results of operations.

NOTE 2 - INVENTORY

            Inventory consists of the following:             2006         2005
                                                           --------     --------
                  Raw Materials                            $101,791     $ 22,918
                  Work in Process                           109,011           --
                  Finished Goods                            176,438      125,846
                                                           --------     --------
                               TOTAL INVENTORY             $387,240     $148,764
                                                           ========     ========

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005

NOTE 3 - PROPERTY AND EQUIPMENT

       Property and equipment consist of the following:
                                                            2006         2005
                                                         ---------    ---------
          Capital Lease Equipment                        $ 518,446    $ 390,260
          Leasehold Improvements                            41,143       41,143
          Computer Equipment and Software                   18,684       16,250
                                                         ---------    ---------
            TOTAL                                          578,273      447,653
          Less: Accumulated Depreciation                   (81,530)      (1,876)
                                                         ---------    ---------
            NET PROPERTY AND EQUIPMENT                   $ 496,743    $ 445,777
                                                         =========    =========

      Depreciation expense for the years ended December 31, 2006 and 2005 amounted to $79,654 and $1,876, respectively, which includes depreciation of $74,064 for capitalized leased assets for the year ended December 31, 2006. Accumulated depreciation for property held under capital leases was $74,064 as December 31, 2006. At December 31, 2005, property held under capital leases had not yet been placed in service.

NOTE 4 - INTANGIBLE ASSETS

       Intangible assets consist of the following:


                                            Gross                       Net
                                           Carrying    Accumulated   Carrying
                                            Amount    Amortization    Amount
                                         ------------   ---------   ------------
       Subject To Amortization:
          Patents                        $    127,788   $      --   $    127,788
          Not Subject to Amortization:
          Trademarks                            2,975          --          2,975
                                         ------------   ---------   ------------
          TOTAL INTANGIBLE ASSETS
           AT DECEMBER 31, 2006          $    130,763   $      --   $    130,763
                                         ============   =========   ============
          Subject To Amortization:
           Patents                       $     53,604   $      --   $     53,604
          Not Subject to Amortization:
           Trademarks                           2,825          --          2,825
                                         ------------   ---------   ------------
          TOTAL INTANGIBLE ASSETS
            AT DECEMBER 31, 2005         $     56,429   $      --   $     56,429
                                         ============   =========   ============

      No amortization expense was charged to operations for the years ended December 31, 2006 and 2005 as the company is in the process of receiving final approvals on its patents.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 5 - NOTES PAYABLE

      In 2006, the company issued promissory notes amounting to $577,100 which were convertible to Convertible Preferred Stock- Series B at an exercise price of $0.50 per share. Unless converted, the notes accrue interest at 8% per annum from January 1, 2007 and are payable on or before February 28, 2007.

      In 2004, the company issued promissory notes amounting to $550,000 which were convertible to Convertible Preferred Stock - Series A at an exercise price of $ 0.44 per share. On February 23, 2005, these notes were converted into 1,250,004 shares of Convertible Preferred Stock - Series A.

NOTE 6 - CAPITAL LEASE OBLIGATIONS

      During the year ended December 31, 2005, the company entered into a sale-leaseback arrangement. Under the arrangement, the company sold certain manufacturing equipment and leased it back for a period of three years. The leaseback has been accounted for as a capital lease. No gain was realized on this transaction.

      The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2006:

          YEARS ENDING DECEMBER 31
               2007                                                 $   213,420
               2008                                                     213,419
                                                                    -----------

            TOTAL MINIMUM LEASE PAYMENTS                                426,839

          Less: Amount Representing Interest                            (39,489)
                                                                    -----------

            PRESENT VALUE OF NET MINIMUM LEASE PAYMENTS                 387,350

              Less: Current Obligations                                (184,517)
                                                                    -----------

            NON-CURRENT OBLIGATIONS
              UNDER CAPITAL LEASES                                  $   202,833
                                                                    ===========

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005

NOTE 7 - INCOME TAXES

     Deferred income tax assets (liabilities) are comprised of the following:

                                                         2006           2005
                                                     -----------    -----------

       DEFERRED INCOME TAX ASSETS:
       Net Operating Loss Carryover                  $ 2,014,000    $ 1,356,000
       Research and Development Credit Carryover         125,000         74,000
       Deferred Revenue                                  354,000        228,000
       Other Deferred Income Tax Assets                    2,000          3,000
                                                     -----------    -----------

         TOTAL DEFERRED INCOME TAX ASSETS              2,495,000      1,661,000

       DEFERRED INCOME TAX LIABILITIES:
       State Income Taxes                               (164,000)       (98,000)
       Depreciation and Amortization                      (3,000)        (2,000)
                                                     -----------    -----------
         TOTAL DEFERRED INCOME
           TAX LIABILITIES                              (167,000)      (100,000)
                                                     -----------    -----------
         NET DEFERRED INCOME
           TAX ASSETS                                  2,328,000      1,561,000
       Less: Valuation Allowance                      (2,328,000)    (1,561,000)
                                                     -----------    -----------


         TOTAL NET DEFERRED INCOME TAX LIABILITIES   $        --    $        --
                                                     ===========    ===========

      The provision for income taxes for the year ended December 31, 2006 and 2005 consist of the following:

                                                        2006            2005
                                                     -----------    -----------

       Current -- Federal                            $        --    $        --
       Current -- State                                      800            800
       Deferred Income Tax Benefit                            --             --
                                                     -----------    -----------

         PROVISION FOR INCOME TAXES                  $       800    $       800
                                                     ===========    ===========


      The provision for income taxes differs from the federal statutory rate of 34% primarily due to the non-deductibility of certain expenses and the effect of the valuation allowance.

      The company has net operating loss carryforwards for both federal and state income tax purposes for 2006 of approximately $4,700,000, which expire in years 2022 through 2024. In addition, the company has research and development credit carryforwards for both federal and state income tax purposes for 2006 of approximately $87,000 and $38,000, respectively.

      A valuation allowance was established to reduce the effect of research and development credit carryovers, net operating losses and deferred income tax assets to the amount that is likely to be realized. During the year ended December 31, 2006 the valuation allowance increased by $767,000.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005



NOTE 8 - RELATED PARTY TRANSACTIONS

      During the year ended December 31, 2006, the company had a note payable to an affiliated corporation with common ownership in the amount of $100,000, at a 7.5% interest rate per annum, which was repaid in June 2007. As of December 31, 2006, this amount was included in related party payables.

      In addition, during the year ended December 31, 2005, this affiliated corporation paid $58,285 for certain expenses on behalf of the company, which is included in related party payables at December 31, 2006 and 2005.


NOTE 9 - CONVERTIBLE PREFERRED STOCK

      The company is authorized to issue two classes of stock - common stock and preferred stock. Preferred stock authorized to issue is 8,0000,000 shares divided into series. The first series consists of 8,000,000 shares designated as Convertible Preferred Stock - Series A. During 2006, 249,552 shares of Convertible Preferred Stock - Series A were issued at $0.01 per share for proceeds of $2,496 through the exercise of warrants. During 2005, 5,682 warrants were exercised for total consideration of $57.

      During 2005, $550,000 of promissory notes were converted into 1,250,004 shares of Convertible Preferred Stock - Series A at $0.44 per share. In addition, 5,445,588 shares of Convertible Preferred Stock - Series A were issued at $0.44 per share for proceeds of $2,393,547, net of issuance costs.

      Each share of Convertible Preferred Stock - Series A is convertible at the option of the holder into one share of common stock at the original Series A issue price of $0.44 per share or at an automatic conversion of the earlier of a public offering of common stock or by agreement of at least 80% of the preferred stockholders. There were no conversions during 2006 and 2005.

      In addition, a holder of each share of Convertible Preferred Stock - Series A shall have the right to one vote for each share of common stock into which such share of Convertible Preferred Stock - Series A could then be converted. Voting powers are equivalent to those of common stockholders.

      The holders of the Convertible Preferred Stock - Series A are entitled to dividends once declared by the Board of Directors. No dividends were declared for the year ended December 31, 2006 and 2005.

      Upon liquidation, in preference to any distribution to holders of common stock, the holders of Convertible Preferred Stock - Series A shall receive the original Series A issue price of $0.44 per share and an amount equal to all declared but unpaid dividends on such share.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 10 - STOCK OPTION PLAN

      During 2005, the company adopted a stock option plan which allows the company to grant up to 2,600,000 common shares to employees, non-employee board members and consultants through stock options, stock appreciation rights and restricted stock awards.

      (a)   STOCK OPTIONS

            The plan offers two types of stock options, incentive stock options and nonqualified stock options. Incentive stock options may only be granted to employees and the exercise price of shares shall be greater than or equal to the fair market value of a share of company stock on the date the option is granted. If the employee holds stock carrying more than 10% of the voting power of the company, then the exercise price must not be less than 110% of the fair market value of the company stock on the date the option is granted. Nonqualified stock option's exercise price shall not be less than 85% of the fair market value of such shares on the grant date, with the provision that the exercise price for a 10% stockholder shall not be less than 110% of the fair market value of such shares on the grant date. If an employee is exercising an incentive stock option for the first time and the aggregate fair market value of the stock on the date of the grant exceeds $100,000, then the excess shall be treated as a nonqualified stock option. The terms of the options cannot exceed ten years from the option grant date, with the provision that for a 10% stockholder, the option term cannot exceed five years. With the exception of options granted to senior management, options granted to employees generally vest at a rate of 25% per annum, commencing on the first anniversary of the grant date. Options granted during 2005 had an additional immediate vesting of 25%.

            Total options outstanding were 2,540,390 and 2,485,000 at December 31, 2006 and 2005, respectively. 100,000 options were granted during the year ended December 31, 2006 and 44,610 options were forfeited during the year then ended. During the year ended December 31, 2005, 2,460,000 options were granted and no options were forfeited during the year then ended. No options were exercised during the years ended December 31, 2006 and 2005. The exercise prices of the stock options which were granted during the years ended December 31, 2006 and 2005 were equal to the estimated fair value of the company's stock on the date of the grant.

            A summary of stock option data is as follows:


                       Options Outstanding
         ----------------------------------------------------------
                                                     Weighted
                          Weighted                    Average         Options
            Range of      Average                    Remaining      Exercisable
            Exercise      Exercise    Number of      Contractual      Number of
             Prices        Price       Shares           Life           Shares
--------------------------------------------------------------------------------
2006     $0.30 to $0.35    $0.30      2,540,390         8.29          1,217,500
2005         $0.30         $0.30      2,485,000         9.28            615,000

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 10 - STOCK OPTION PLAN (continued)

      (a)   STOCK OPTIONS (continued)

            Proforma information regarding net income is required by SFAS No. 123 (before revision) and has been determined as if the company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the minimum value method, which utilizes a near zero volatility factor. The remaining assumptions, which are weighted averages under this model, are as follows:

                    Expected Life                               10 Years
                    Risk-Free Interest Rate               7.25% to 8.25%
                    Dividend Yield                                    0%

            This option valuation model requires input of highly subjective assumptions. Because the company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

            Based on the fair value method pricing computation under SFAS No. 123(R), net loss for the year ended December 31, 2006 would not be materially different from that reported in the company's accompanying statements of operations and stockholders' equity (deficit). Accordingly, no compensation expense has been recognized by the company under its stock option plan for the year ended December 31, 2006.

            Based on the minimum value method pricing computation under SFAS No. 123, proforma net loss for the year ended December 31, 2005 would not be materially different from that reported in the company's accompanying statements of operations and stockholders' equity (deficit).

      (b)   STOCK APPRECIATION RIGHTS

            Stock appreciation rights (SAR) may be granted separately or in tandem with stock options. If granted with incentive stock options, the SAR can only be granted in tandem at the time of the grant of the incentive stock option. Upon exercise of a stock option, the SAR relating to the company stock covered by such option shall terminate. Upon exercise of the SAR, the related stock option shall terminate to the extent of an equal number of shares of the company. The SAR exercise price shall be an amount equal to the value of the stock appreciation, which is payable in cash, company stock or a combination. The stock appreciation for a SAR is the excess of the fair market value of the underlying company stock on the date of exercise of the SAR over the base amount of the SAR established by the Committee at the time the SAR is granted. No SAR shares were issued or exercised during the years ended December 31, 2006 and 2005.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 10 - STOCK OPTION PLAN (continued)

      (c)   RESTRICTED STOCK AWARDS

            Restricted stock awards may be granted or transferred to employees for consideration for qualified performance-based compensation or for no consideration. The Committee must set out in writing the goals, performance period, threshold, target and maximum amounts that may be paid if the performance goals are met. The restricted stock award will lapse if the employee ceases to be employed or provide service to the company during the restriction period, which is described on the stock award certificate. The grantee has the right to vote and receive dividends on such award shares during the restriction period. With the exception of restricted stock awards granted to officers, employee restricted stock awards generally vest at a rate of 20% per annum, commencing on the first anniversary of the grant date. No restricted stock awards were granted or exercised during the years ended December 31, 2006 and 2005.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

      (a)   OPERATING LEASES

            The company leases its facility in Woodland Hills, California. The agreement requires monthly payments of $7,616 and expires on January 1, 2010. The company has the option to extend the term for one additional year.

            The minimum lease commitments as of December 31, 2006 are as follows:

                YEARS ENDING DECEMBER 31
                       2007                            $    127,572
                       2008                                 143,700
                       2009                                 158,828
                                                       ------------
                       TOTAL                           $    430,100
                                                       ============

            Total rent expense under operating leases for the year ended December 31, 2006 and 2005 amounted to $135,636 and $101,806, respectively.

      (b)   MANUFACTURING AGREEMENT

            In 2005, the company entered into an agreement with an unrelated entity whereby the company would agree to pay 6% of net revenues from the manufacturing of its products except Suppress products. This agreement was entered into in consideration of various services provided to the company, including the completion of the equipment lease financing of the company's film strip manufacturing equipment. Net revenues are defined as all non-refundable third party revenues received by the company for manufacturing at its on-site facility, minus the cost to the company, including labor, materials, shipping and all other manufacturing-related costs. The agreement will expire in November 2009, or on the date the majority interest of the company is sold. No amounts were payable under this agreement during the year ended December 31, 2006 and 2005.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

      (c)   OUTSTANDING WARRANTS TO PURCHASE STOCK

            At December 31, 2006 and 2005 the holders of the Convertible Preferred Stock - Series A held 731,955 and 981,507 warrants to purchase additional shares of Convertible Preferred Stock - Series A, respectively. The warrants expire at various dates through June 2015 and have an exercise price of $0.01 per share, subject to adjustment to prevent dilution of the rights granted under the warrant. In 2005, 5,682 warrants were exercised for a total consideration of $57. In 2006, 249,552 warrants were exercised for total consideration of $2,496. In January 2007, an additional 394,892 warrants were exercised for total consideration of $3,948.

            In addition, at December 31, 2006 and 2005, certain consultants to the company had outstanding warrants to purchase 540,000 and 507,750 shares of common stock at prices ranging from $0.01 to $0.40 per share. The warrants expire at various dates through December 2016.

      (d)   DISTRIBUTION CONTRACT

            During 2006, the company entered into a distribution contract with Schering-Plough PTY Limited (Schering) whereby the company granted to Schering an exclusive, royalty-free license to distribute, market, offer to sell and import the company's film strip products in Australia, New Zealand, Singapore, Indonesia, Pakistan, Hong Kong, Taiwan, Vietnam, Malaysia, Thailand, Korea, Philippines, India and China (territories). Schering will appoint the company as the exclusive supplier of film strip products in the cough and cold market to Schering for distribution in the territories. With respect to all purchase orders submitted by Schering to the company, Schering shall wire to the company 50% of the invoiced amount due upon submitting the purchase order and the remaining 50% of the invoice amount due when Schering receives shipping notification of the order. The contract expires in May 2011.

            No amount was paid relating to this contract for the year ended December 31, 2006.

NOTE 12 - MAJOR CUSTOMERS

      The company had sales to three customers during the year ended December 31, 2006, which accounted for approximately 82% of net product sales. As of December 31, 2006, the amounts due from these customers were approximately 64% of total accounts receivable and royalty and license fee receivables.

      During the year ended December 31, 2005, the company had sales to three customers which accounted for approximately 54% of net product sales. As of December 31, 2005, the amounts due from these customers were approximately 45% of total accounts receivable and royalty and license fee receivables.

                                  INNOZEN, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2006 and 2005


NOTE 13 - SUBSEQUENT EVENTS

      In February 2007, the company filed its Fourth Amended and Restated Certificate of Incorporation. Under the Amendment, the company is authorized to issue 37,000,000 shares broken down into 27,000,000 shares of common stock at par value of $0.0001 per share, 8,000,000 shares of Preferred Stock -- Series A at par value of $0.0001 per share and 2,000,000 shares of Preferred Stock - Series B shares at par value of $0.0001 per share.

      In February 2007, $577,100 of promissory notes were converted into 1,154,200 shares of Convertible Preferred Stock - Series B at $0.50 per share. In addition, 230,840 warrants were received upon the conversion of the promissory notes.

      In May 2007, Healthsport, Inc. (Healthsport) entered into an Agreement and Plan of Merger (the merger) with the company and Innozen Acquisition Sub, Inc. (Acquisition Sub), a wholly-owned subsidiary of Healthsport. Immediately before the merger, the company converted all their preferred stocks and warrants to common stock. At the effective time and upon the terms and conditions of the merger and in accordance with Delaware General Corporate Law, in exchange for 18,250,000 shares of Healthsport's common stock, Acquisition Sub was merged with and into the company, after which, the company became a wholly-owned subsidiary of Healthsport. The company continued as the surviving corporation and the separate existence of Acquisition Sub ceased to exist. After the merger each of the company's stock options was converted into the right to receive a vested option to purchase one Healthsport common share at an exercise price of $1.36 per share based on a $0.30 current exercise price of the company. The company's stock options with exercise prices higher than $0.30 will be converted into options of Healthsport with an equally increased exercise price.